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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported) DECEMBER 23, 2004

                ------------------------------------------------

                                MASCO CORPORATION
               (Exact name of Registrant as Specified in Charter)

         DELAWARE                      1-5794                 38-1794485
         --------                      ------                 ----------
(State or Other Jurisdiction   (Commission File Number)      (IRS Employer
     of Incorporation)                                    Identification No.)

 21001 VAN BORN ROAD, TAYLOR, MICHIGAN                          48180
 -------------------------------------                          -----
(Address of Principal Executive Offices)                      (Zip Code)

                                 (313) 274-7400
                                 --------------
               Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01: ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 2.03: CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN
           OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

      On December 23, 2004, Masco Corporation ("Masco") closed its offer to exchange up to $1,874,978,000 aggregate principal amount at maturity of its newly issued Zero Coupon Convertible Senior Notes, Series B due 2031 (the "New Notes") for an equal amount of its currently outstanding Zero Coupon Convertible Senior Notes due 2031 (the "Old Notes"). In connection with the exchange offer, Masco and J.P. Morgan Trust Company entered into the Second Supplemental Indenture (the "Second Supplemental Indenture"), dated as of December 23, 2004, which supplemented the Indenture, dated as of February 12, 2001, between Masco and J.P. Morgan Trust Company, National Association (as successor-in-interest to Bank One Trust Company, National Association) as trustee (as so supplemented, the "Indenture") and which governs the New Notes. The following description of the Supplemental Indenture and the New Notes is qualified in its entirety by the Supplemental Indenture, which is filed herewith as Exhibit 10.1.

      An affiliate of J.P. Morgan Trust Company is a depository of funds of, makes loans to and performs other services for Masco from time to time in the normal course of business. Masco's Chairman of the Board and Chief Executive Officer, Richard A. Manoogian, serves as a director of JP Morgan Chase & Co., an affiliate of J.P. Morgan Trust Company.

      The material terms and conditions of the Supplemental Indenture and the New Notes governed thereby are as follows:

PRINCIPAL AMOUNT AT MATURITY.

The aggregate principal amount at maturity of the New Notes is $1,872,488,000.

MATURITY.

The New Notes will mature on July 20, 2031.

YIELD TO MATURITY.

The New Notes will accrete at a value of 3.125% per year (computed on a semi-annual bond equivalent basis) from an initial principal amount of $438.65 to $1,000 principal amount at maturity.

OPTIONAL CONVERSION TO SEMI-ANNUAL CASH PAY NOTES UPON A TAX EVENT.

If certain tax-related events were to occur and Masco were to so elect, the New Notes will cease to accrete, and cash interest will accrue at a rate of 3.125% per annum on the restated principal amount and be payable semi-annually in arrears.

CONTINGENT INTEREST.

Masco will pay contingent interest to the holders of New Notes during any six-month period from January 20 to July 19 and from July 20 to January 19, commencing January 20, 2007, if the average market price of a New Note for the five trading days ending on the second trading day

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immediately preceding the beginning of the relevant six-month period equals 120%
or more of the accreted value of such note on the day immediately preceding the beginning of the relevant six-month period. The amount of contingent interest payable per New Note in respect of any six-month period will equal the greater of (1) cash dividends paid by Masco per share on its common stock during that six-month period multiplied by the number of shares of common stock equal to the sum of (A) the number of shares of common stock with a value equal to the principal return on such date and (B) the net share amount and (2) 0.125% of such average market price of a new note for the five-trading-day period referred to above.

CONVERSION RIGHTS.

Holders of the New Notes may convert the New Notes into shares of Masco common stock prior to the close of business on July 20, 2031 if any of the following conversion conditions are satisfied:

      (1) the average per share sale price of Masco common stock for the 20 trading days immediately prior to the conversion date is at least a specified percentage, beginning at 119% and declining 1/3% each year thereafter until it reaches 110-1/3% for the year beginning July 20, 2030, of the accreted value of a New Note, divided by the conversion rate;

      (2) the credit rating assigned to the New Notes by either Moody's Investors Service, Inc. or Standard & Poor's Ratings Group is reduced to below investment grade, as defined in the Indenture;

      (3)   Masco calls the New Notes for redemption;

      (4)   Masco makes specified distributions to its shareholders; or

      (5) Masco becomes a party to a consolidation, merger or binding share exchange pursuant to which its common stock would be converted into cash, securities or other property.

SETTLEMENT UPON CONVERSION.

Subject to certain exceptions, at the time the New Notes are tendered for conversion, the aggregate value (the "conversion value") of the cash and shares of Masco common stock, if any, to be received by the tendering holders will be determined by multiplying the applicable conversion rate by the applicable stock price. Upon conversion of New Notes, Masco will deliver the conversion value for each $1,000 principal amount at maturity of New Notes as follows: (1) cash in an amount (the "principal return") equal to the lesser of (A) the accreted value of each New Note to be converted and (B) the conversion value, and (2) if the conversion value is greater than the applicable accreted value of each New Note, a number of shares of Masco common stock (the "net shares") equal to the sum of the daily share amounts (as defined in the Indenture); provided that, Masco may, at its option, deliver cash or a combination of cash and shares of Masco common stock with a value equal to the net shares.

The initial conversion rate will be 12.7243 shares of Masco common stock per New Note with a principal amount at maturity of $1,000 and is subject to adjustment.

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MAKE WHOLE AMOUNT AND CHANGE OF CONTROL.

If certain transactions that constitute a change of control occur on or prior to January 20, 2007, under certain circumstances, Masco will increase the conversion rate by a number of additional shares for any conversion of New Notes in connection with such transactions. The amount of additional shares will be determined based on the conversion date and the closing sale price of Masco common stock on the conversion date (or, if the New Notes are converted after the effective date of the change of control transaction, the closing sale price of Masco common stock immediately prior to the effectiveness of the transaction). A description of how the additional shares will be determined and a table showing the additional shares that would apply at various stock prices and conversion dates based on assumed interest and conversion rates are set forth in the Indenture. No additional shares will be added to the conversion rate if the stock price is less than $25.51 per share or if the stock price exceeds $50.00 per share, subject to adjustment.

If such transaction constitutes a public acquirer change of control (as defined in the Indenture), in lieu of increasing the conversion rate, Masco may elect to adjust its conversion obligation such that upon conversion of the New Notes, Masco will deliver cash and acquirer common stock.

CONVERSION RATE ADJUSTMENTS.

Under certain circumstances, the conversion rate will be adjusted for (1) distributions on Masco common stock payable in Masco common stock or other capital stock of Masco, (2) subdivisions, combinations or certain reclassifications of Masco common stock, (3) distributions to all holders of Masco common stock of certain rights to purchase Masco common stock for a period expiring within 60 days at less than the stock price of Masco common stock prevailing at that time, (4) Masco self-tenders, (5) prior to January 20, 2007, cash dividends on Masco common stock and (6) certain distributions to such holders of Masco's assets, debt securities or certain rights to purchase Masco's securities.

OPTIONAL REDEMPTION.

Prior to January 25, 2007, Masco may redeem all but not part of the New Notes, at their accreted value, only if the closing price for Masco common stock on the New York Stock Exchange exceeds the conversion price of the New Notes by 130% for a specified period of time. Masco may, at any time on or after January 25, 2007, redeem for cash all or a portion of the New Notes at their accreted value.

REPURCHASE BY MASCO AT THE OPTION OF THE HOLDER.

Holders may require Masco to purchase their New Notes for cash on any one of the following dates at the following prices:(1) On January 20, 2005 at a price of $439.67 per new note; (2) On January 20, 2007 at a price of $467.80 per new note; (3) On July 20, 2011 at a price of $537.85 per new note, plus accrued and unpaid contingent interest, if any; (4) On July 20, 2016 at a price of $628.06 per new note, plus accrued and unpaid contingent interest, if any; (5) On July 20, 2021 at a price of $733.39 per new note, plus accrued and unpaid contingent interest, if any; and (6) On July 20, 2026 at a price of $856.38 per new note plus accrued and unpaid interest, if any.

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RANKING.

The New Notes are Masco's general obligations and will not be secured by any collateral. The right to payment under the New Notes will be junior to the rights of Masco's secured creditors to the extent of their security in Masco's assets, equal with the rights of creditors under Masco's other unsecured unsubordinated debt, including the Old Notes and Masco's revolving credit facility; and senior to the rights of creditors under debt expressly subordinated to the New Notes.

EVENTS OF DEFAULT.

The Indenture contains customary events of default.

ITEM 9.01: FINANCIAL STATEMENTS AND EXHIBITS

      (c)   Exhibits

      10.1 Second Supplemental Indenture between Masco and J.P. Morgan Trust Company, National Association, as trustee, dated as of December 23, 2004 (including form of Zero Coupon Convertible Senior Note, Series B due 2031).

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                                   SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                               MASCO CORPORATION

                                               By: /s/ Timothy Wadhams
                                                   -----------------------------
                                               Name:  Timothy Wadhams
                                               Title: Senior Vice President and
                                                      Chief Financial Officer

December 23, 2004

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                                  EXHIBIT INDEX

EXHIBIT
NUMBER            DESCRIPTION

10.1 Second Supplemental Indenture between Masco and J.P. Morgan Trust Company, National Association, as trustee, dated as of December 23, 2004 (including form of Zero Coupon Senior Convertible Note, Series B due 2031).